Exhibit 10.5

US.106130059.03 LEASE AMENDING AGREEMENT NO. 4 This LEASE AMENDING AGREEMENT NO. 4 (this "Amendment") is dated May 18, 2020, for reference purposes only, by CVRx, Inc., a Delaware corporation ("Tenant") and AX CROSSTOWN VI L.P. ("Landlord"), with reference to the following facts: A. Landlord, as successor in title to DUKE REALTY LIMITED PARTNERSHIP, and Tenant are the current parties to that certain Lease, dated as of October 13, 2008, as amended by that certain Letter of Understanding dated December 3, 2009, as further amended by that certain First Lease Amendment dated November 30, 2010, as further amended by that certain Second Lease Amendment dated October 22, 2012, as further amended by that certain Lease Amending Agreement No. 3 dated May 20, 2016 (collectively the "Lease"), for the lease by Tenant of space in a building known as Crosstown North Business Center VI located at 9201 West Broadway North, Brooklyn Park, Minnesota 55445, consisting of approximately 23,890 square feet, as more particularly described in the Lease (the "Premises"). All capitalized terms referred to in this Amendment shall have the same meaning defined in the Lease, except where expressly defined to the contrary in this Amendment. B. Tenant and Landlord desire to amend the Lease to extend the current term of the Lease, which is set to expire on July 31, 2021, for an additional period of thirty-six (36) consecutive months, and to make certain other specific modifications as set forth below to the Lease, upon the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1.0 Confirmation. Tenant acknowledges and agrees that, as of the date of its execution of this Amendment: (a) Tenant is in sole possession of the Premises demised under the Lease; (b) all work, improvements and furnishings required to have been performed or provided by Landlord under the Lease on or before the date hereof have been completed and accepted by Tenant; (c) Tenant has no presently enforceable offset, claim, recoupment or defense against the payment of rent and other sums and the performance of all obligations of Tenant under the Lease and the Lease is binding on Tenant and is in full force and effect, and Tenant has no current defenses to the enforcement of the Lease; (d) Tenant has not assigned the Lease, or sublet any portion of the Premises, and (e) Tenant is not in default of the Lease and Tenant acknowledges that Landlord is not in default of the Lease. 2.0 Term. The Term of the Lease shall be extended for an additional thirty-six (36) consecutive months commencing August 1, 2021, such that it will expire on July 31, 2024 (the "Extension Term"). 3.0 Rent. The monthly Base Rent from and after August 1, 2021 shall be as follows: Time Period Monthly Base Rent August 1, 2021 July 31, 2022 $18,674.02 August 1, 2022 July 31, 2023 $19,234.24 August 1, 2023 July 31, 2024 $19,811.26 Exhibit 10.5

4.0 Condition of Premises. Tenant shall accept the Premises in its AS-IS condition as of the commencement of the Extension Term, and Landlord shall have no obligation to make or pay for any alterations, additions, improvement or renovations in or to the Premises to erm. 5.0 Option Rights. All option rights, if any, contained in the Lease, including, without limitation, options to extend or renew the term of the Lease or to expand the Premises, and the Right of First Offer have been or are hereby deleted and are of no force and effect, except that the option to renew as set forth in paragraph 9.0 of the Lease Amending Agreement No. 3 dated May 20, 2016 shall remain in full force and effect, and Tenant shall have the right to exercise the same in accordance with the terms of said paragraph 9.0. but for a period following the Extension Term as defined herein. 6.0 Real Estate Brokers. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant each represents and warrants to the other party that it has not authorized or employed, or acted by implication to authorize or employ, any real estate broker or salesman to act for it in connection with this Amendment, except for CBRE, Inc., representing Landlord and Carlson-Commercial, representing the Tenant, each of whom shall be paid a commission by Landlord pursuant to a separate written agreement. Landlord and Tenant shall each indemnify, defend and hold the other party harmless from and against any and all claims by any other real estate broker or salesman whom the indemnifying party authorized or employed, or acted by implication to authorize or employ, to act for the indemnifying party in connection with this Amendment. 7.0 Landlord's Notice Address. Effective immediately: (a) Landlord's notice address under the Lease is hereby amended and restated as follows: AX CROSSTOWN VI L.P., c/o AX US Management, Inc., Artis REIT, 120 South 6th Street, Suite 150, Minneapolis, Minnesota, 55402, with a copy to the Landlord at AX CROSSTOWN VI L.P., c/o Artis REIT, Attn: Mr. Philip Martens, 16220 North Scottsdale Road, #280, Scottsdale, AZ 85254. 8.0 Procedure for Rent Payments. Tenant shall pay rental payments and other payments due hereunder by check to Landlord at: nts: AX Crosstown VI L.P. P.O. Box 74008949-0267 Chicago, IL 60674-8949 9.0 General Provisions. 9.1 Further Assurances. Landlord and Tenant each agree to execute any and all documents and agreements reasonably requested by the other party to further evidence or effectuate this Amendment. 9.2 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns. 9.3 Reaffirmation. As amended hereby, the Lease shall remain in full force and effect.

9.4 Conflicts. In case of any conflict between any term or provision of this Amendment and the Lease, the term or provision of this Amendment shall govern. 9.5 Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one agreement. The parties may execute this Amendment electronically. Executed copies hereof may be delivered by email or other electronic means and upon receipt will be deemed originals and binding upon the parties hereto, regardless of whether originals are delivered thereafter. 10.0 Effectiveness. The parties agree that the submission of a draft or copy of this Amendment for review or signature by a party is not intended, nor shall it constitute or be deemed, by either party to be an offer to enter into a legally binding agreement with respect to the subject matter hereof and may not be relied on for any legal or equitable rights or obligations. Any draft or document submitted by Landlord or its agents to Tenant shall not constitute a reservation of or option or offer in favor of Tenant. The parties shall be legally bound with respect to the subject matter hereof pursuant to the terms of this Amendment only if, as and when all the parties have executed and delivered this Amendment to each other. Prior to the complete execution and delivery of this Amendment by all parties, each party shall be free to negotiate the form and terms of this Amendment in a manner acceptable to each party in its sole and absolute discretion. The parties acknowledge and agree that the execution and delivery by one party prior to the execution and delivery of this Amendment by the other party shall be of no force and effect and shall in no way prejudice the party so executing this Amendment or the party that has not executed this Amendment. [Signatures to follow on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates specified beside their respective signatures. LANDLORD: AX CROSSTOWN VI L.P., a Delaware limited partnership By Its General Partner: AX Crosstown VI, LLC, a Delaware limited liability company By: _/s/ Philip Martens________________ Date: _May 22, 2020 / 12:26 PM MST___ Name: Philip Martens Its: Authorized Signatory By: _/s/ Jim Green ________ ________ Date: _May 22, 2020 / 2:38 PM CDT___ Name: Jim Green Its: Authorized Signatory TENANT: CVRx, Inc., a Delaware corporation By: _/s/ John R. Brintnall____ ________ Date: _May 22, 2020 / 6:07 PM PDT___ Name: John R. Brintnall Its: Chief Financial Officer